Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Wallbox N.V. of our report dated July 14, 2021, relating to the consolidated financial statements of Wall Box Chargers S.L. which appears in Wallbox N.V.’s Registration Statement on Form F-1 (No. 333-260652), which is incorporated by reference in this Registration Statement.

BDO Bedrijfsrevisoren BV

On behalf of it,

Ellen Lombaerts

/s/ Ellen Lombaerts

Zaventem, Belgium

March 23, 2022